Exhibit 11.1


                       Bell & Howell Company and Subsidiaries
                      Computation of Earnings per Common Share
              (Dollars and shares in thousands, except per share data)
                                    (Unaudited)

                                                 Thirteen Weeks         Thirty-Nine Weeks
                                                      Ended                   Ended
                                               --------------------    -------------------
                                               Sept.30,   Sept. 28,    Sept.30,   Sept. 28,
                                                 1995      1996          1995       1996
                                                -------   -------      -------     -------
    Net earnings:

     Earnings before extraordinary items       $ 3,835    $ 4,823      $ 4,350     $10,020

     Extraordinary losses                           --         --       (3,219)     (2,585)
                                                ------     ------       ------      ------
     Net earnings                              $ 3,835   $  4,823      $ 1,131     $ 7,435
                                                ======     ======       ======      ======

     Average number of common shares and
     equivalents outstanding:

       Primary                                  18,329     18,545       16,003      18,584

       Fully diluted                            18,329     18,571       16,003      18,591

     Net earnings per common share:

      Primary:

      Earnings before extraordinary
       items                                   $  0.21    $  0.26      $  0.27     $  0.54
      Extraordinary losses                          --         --        (0.20)      (0.14)
                                                ------     ------       ------      ------
      Net earnings per common share            $  0.21    $  0.26      $  0.07     $  0.40
                                                ======     ======       ======      ======

      Fully diluted:

      Earnings before extraordinary
       items                                   $  0.21    $  0.26      $  0.27     $  0.54
      Extraordinary losses                          --         --        (0.20)      (0.14)
                                                ------     ------       ------      ------
      Net earnings per common share            $  0.21   $   0.26      $  0.07     $  0.40
                                                ======     ======       ======      ======